Exhibit 23.1



       INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in this Registration Statement relating to 25,000 shares of Class A Common Stock of Northland Cranberries, Inc. on Form S-8 of our report dated June 6, 1995, incorporated by reference in the Annual Report on Form
       10-K of Northland Cranberries, Inc. for the year ended March 31,
       1995.

       DELOITTE & TOUCHE LLP
       Milwaukee, Wisconsin

       March 6, 1996